                                                                   EXHIBIT 99.2

                                CLOSING AGREEMENT

      This Closing Agreement (this "Closing Agreement") is made and entered into on May 10, 2000 by and between Swiss Re America Holding Corporation, a Delaware corporation (the "Purchaser"), and Alleghany Corporation, a Delaware corporation (the "Seller"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement, dated as of December 30, 1999 (the "Purchase Agreement"), made and entered into by and between the Purchaser and the Seller.

                                   RECITALS

      WHEREAS, the Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell to the Purchaser, the Shares, upon the terms and subject to the conditions set forth in the Purchase Agreement;

      WHEREAS, notwithstanding the provisions of Section 2.2 of the Purchase Agreement, the Purchaser and the Seller desire to cause the Closing to take place on the date hereof; and

      WHEREAS, the Purchaser and the Seller desire to set forth certain agreements regarding the Closing.

      NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   AGREEMENTS

      1.1. Definitions. (a) All references to the following terms are replaced as follows wherever used in the Purchase Agreement:

            (i) "Adjusted Closing Stockholder's Equity" shall be replaced by "Adjusted April 30 Stockholder's Equity";

            (ii) "Closing Balance Sheet" shall be replaced by "April 30 Balance Sheet";

            (iii) "Closing Financial Data" shall be replaced by "April 30 Financial Data";

            (iv) "Closing Stockholder's Equity" shall be replaced by "April 30 Stockholder's Equity";
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            (v)   "Estimated Adjusted Closing Stockholder's Equity" shall
      be replaced by "Estimated Adjusted April 30 Stockholder's Equity";
      and

            (vi) "Final Closing Balance Sheet" shall be replaced by "Final April 30 Balance Sheet".

      (b) The following definitions shall be added to Section 1.1 of the Purchase Agreement:

            (i) "April 30 Balance Sheet Adjustments" shall mean any item which is taken into account under Section 2.4(a) hereof to the extent not reflected on the April 30 Balance Sheet, other than any item for which a corresponding deferred Tax asset is reflected on the Final April 30 Balance Sheet.

            (ii) "April 30 Financial Data" has the meaning set forth in Section 2.4(a).

      1.2. Purchase and Sale of the Shares. Section 2.1(c) of the Purchase Agreement is replaced in its entirety with the following:

      Prior to the Closing Date, the Seller shall deliver to the Purchaser a statement signed by its chief financial officer setting forth (i) its reasonable, good faith estimate of Stockholder's Equity as of April 30, 2000 after giving effect to the New Retro in accordance with Exhibit A and the BN Sale, calculated in accordance with GAAP consistently applied with the Base Financial Statements as supplemented by the Reserve Study,
      (ii) a reconciliation of Stockholder's Equity as of April 30, 2000 to the consolidated balance sheet of the Company and its Continuing Subsidiaries for the quarter immediately preceding the Closing Date and (iii) a schedule of such estimated Stockholder's Equity as of April 30, 2000 calculated as provided in the preceding clause (i) adjusted to exclude the amount of any Surplus Contribution and the estimated amount of the Underwriters U.K. Carrying Value (as adjusted, "Estimated Adjusted April 30 Stockholder's Equity"). At the Closing, subject to Section 2.1(d), the Purchaser shall pay the Seller an amount in cash (the "Estimated Purchase Price") equal to (x) $725 million, less (y) the amount, if any, by which
      (i) Target Stockholder's Equity exceeds (ii) Estimated Adjusted April 30 Stockholder's Equity, plus (z) the amount of the Surplus Contribution actually made prior to the Closing.




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      1.3.  Closing. Pursuant to Section 2.2 of the Purchase Agreement, the
parties hereby agree that the Closing shall take place on May 10, 2000 and that the Closing Date is May 10, 2000.

      1.4. Purchase Price Adjustment. (a) Section 2.4(a) of the Purchase Agreement is replaced in its entirety with the following:

      Except in the event of a Required Closing (in which case the Purchase Price shall be deemed equal to the Estimated Purchase Price for all purposes of this Agreement, and therefore the provisions of this Section
      2.4 shall not apply), as soon as practicable, but in no event later than sixty (60) days following the Closing Date, the Seller shall prepare and deliver to the Purchaser (i) a consolidated balance sheet of the Company and the Continuing Subsidiaries as of April 30, 2000 which shall be audited by KPMG (the "April 30 Balance Sheet"), (ii) a calculation of April 30 Stockholder's Equity and (iii) a calculation of Adjusted April 30 Stockholder's Equity ("Adjusted April 30 Stockholder's Equity") which shall be equal to April 30 Stockholder's Equity adjusted (s) to exclude the amount of any Surplus Contribution reflected on the April 30 Balance Sheet, (t) to add an amount (but not less than zero) equal to (I) the sum of (A) the amount of A&E Reserves carried on the April 30 Balance Sheet plus (B) any loss and expense paid on A&E claims during the period from September 30, 1999 through April 30, 2000, less (II) $74,300,000 (the amount of A&E Reserves carried on the balance sheet included in the September 30, 1999 Interim Financial Statements (the "September 30 A&E Reserve Amount")), (u) to decrease April 30 Stockholder's Equity by an amount equal to the "Total expense - net of tax" of the New Retro (attached as Exhibit A hereto) accounted for in accordance with the illustrative accounting treatment set forth in Exhibit A hereto, (v) to give effect to the BN Sale so that the proceeds of such sale net of Tax are reflected in the Adjusted April 30 Stockholder's Equity based on the actual price paid by the Seller for the BN Stock immediately prior to the Closing, (w) to decrease April 30 Stockholder's Equity by the amount, if any, of the Underwriters U.K. Carrying Value reflected in April 30 Stockholder's Equity as set forth on the April 30 Balance Sheet, (x) to reflect any adjustments required pursuant to Section 5.12, (y) to decrease April 30 Stockholder's Equity by an amount equal to the fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby which are not either paid prior to April 30, 2000 or accrued on the April 30 Balance Sheet net of Tax, and
      (z) to the extent not already reflected in April 30 Stockholder's Equity, to reflect the effect, net of Tax, of the payment of any success bonuses to employees of the Company (the April 30 Balance Sheet, April 30 Stockholder's Equity and Adjusted April 30 Stockholder's Equity being collectively referred to herein as the "April 30 Financial Data"). The April 30 Balance Sheet shall be prepared in accordance with GAAP consistently applied with the Base Financial Statements as supplemented by the Reserve Study; provided, however, that whether or not required by GAAP, the April 30 Balance Sheet will not give effect to the



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Employment Agreements. The April 30 Balance Sheet shall be audited by KPMG, and the fees and expenses of KPMG incurred in connection with such audit shall be borne by the Seller. To the extent that any of the foregoing items are taken into account net of Tax, without duplication the portion of such Tax representing the federal income Tax (other than any deferred federal income Tax resulting from the New Retro or otherwise) shall be treated as reflected in the Final April 30 Balance Sheet and shall be paid to the Seller pursuant to Section 5.9(i). The remaining portion of such Tax, if any, shall be treated as part of the provision for such Taxes provided for on the April 30 Balance Sheet.

      (b) The fifth sentence of Section 2.4(c) of the Purchase Agreement is replaced in its entirety with the following:

      The Company will continue to establish and book reserves through April 30, 2000 in a manner consistent with the Reserve Study; provided, that total A&E Reserves at April 30, 2000 will be not less than (x) the September 30 A&E Reserve Amount less (y) the amount of any loss and expense paid on A&E claims during the period from September 30, 1999 through April 30, 2000.

      (c) The seventh sentence of Section 2.4(c) of the Purchase Agreement is replaced in its entirety with the following:

      The Seller agrees that the amount of carried Reserves relating to the Center E&S Business as of April 30, 2000 must be confirmed by PwC.

      1.5. Employee Benefit Plans. The phrase "or the April 30 Balance Sheet" is added after the phrase "in the Audited Financial Statements" in clause (ii) of Section 3.24(b) of the Purchase Agreement.

      1.6. Investment Portfolio. The last sentence of Section 5.8(b) of the Purchase Agreement is replaced in its entirety with the following:

      The Seller shall deliver to the Purchaser prior to the Closing a true and complete statement of the securities and other investments in the Investment Portfolio as of April 30, 2000.

      1.7. Intercompany Accounts; Affiliate Agreements. Section 5.12(a) of the Purchase Agreement is replaced in its entirety with the following:

      Except as set forth in Schedule 5.12, the Seller shall cause all intercompany accounts receivable or payable (whether or not currently due or payable) between (x) the Company or the Continuing Subsidiaries, on the one hand, and (y) the Seller or any of its Affiliates (other than the Company and the Continuing Subsidiaries), or any of the officers or directors of any of the Seller and any of its Affiliates (other than the Company and the Continuing Subsidiaries, or any of the officers or directors of the Company or any of the Continuing Subsidiaries), on



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      the other hand, to be settled in full (without any premium or penalty, and at values mutually agreed upon by the parties hereto) at or prior to the Closing and reflected in the April 30 Balance Sheet or Adjusted April 30 Stockholder's Equity, except that none of the foregoing shall apply to any intercompany accounts in respect of Contracts between the Company or any of the Continuing Subsidiaries, on the one hand, and Underwriters U.K. and any of its Subsidiaries, on the other hand, the disposition of which shall be in accordance with the provisions of Section 5.12(b) below.

      1.8. Notices. Section 10.1(b) of the Purchase Agreement is changed to replace David J. Walsh, Esq. with Peter J. Paternostro, Esq. as the person to receive notices sent to the Purchaser. Notices for Mr. Paternostro shall be directed to the same address and the same telecopy number as are set forth for Mr. Walsh in Section 10.1(b) of the Purchase Agreement.

      1.9. Exhibit A. The Purchaser and the Seller agree that Exhibit A to the Purchase Agreement shall be changed as follows:

      (a) All references to "the Closing Date", "the Closing" or "Closing" in clause (I)(a) or subclauses (I)(b)(i), (I)(b)(ii) and (I)(b)(v) shall be replaced with "April 30, 2000".

      (b)   The second sentence of the paragraph immediately following clause
(I)(b)(v) shall be replaced in its entirety with the following sentence:

      An estimate of the premium less 1% Federal Excise Tax will be paid by the Company to London Life on May 11, 2000, with the remaining final amount being determined and settled promptly after the determination of the Final April 30 Balance Sheet.

      (c) The third sentence of clause (II) shall be replaced in its entirety with the following sentence:

      Actual amounts will be determined promptly after the determination of the Final April 30 Balance Sheet.

      1.10. Taxes. The Purchaser and the Seller intend that for federal income Tax purposes, the sale of the Company shall be deemed to occur on the Closing Date, and that the Seller shall be responsible for the federal income Taxes of the Company and the Continuing Subsidiaries through the Closing Date. For purposes of all other Tax (i.e., other than federal income Taxes) (hereinafter "Other Taxes"), the Closing shall be deemed to have occurred on April 30, 2000, and the Seller shall be responsible for all Other Taxes of the Company and the Continuing Subsidiaries only through April 30, 2000; provided that, in determining the Seller's responsibility for Other Taxes, any income, gain, loss, deduction or credit for any item constituting an April 30 Balance Sheet Adjustment shall be treated as if such item were received, realized or paid or


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

accrued on April 30, 2000. To effectuate the foregoing, the following provisions of the Purchase Agreement shall be modified as follows:

      (a) Except as otherwise specifically provided herein, references in the Purchase Agreement to the "Closing Date" for both federal income Tax and all Other Tax purposes means May 10, 2000.

      (b) For purposes of applying the definitions in Section 1.1 of the Purchase Agreement of "Pre-Closing Tax Period," Post-Closing Tax Period" or "Straddle Period" or the terms "Closing Date," "Pre-Closing Tax Period," Post-Closing Tax Period" or "Straddle Period" when used in Sections 5.9(d), 5.9(e), 5.9(h), 8.2(b), 8.2(c), 8.2(d) and 8.5 of the Purchase Agreement, when such provision is referred or applying to a Tax which is the federal income Tax, such term shall be applied as if the Closing Date is May 10, 2000, and when such provision is referring or applying to any Other Tax, such term shall be applied as if the Closing Date is April 30, 2000, except that such Other Taxes shall be treated as including any income, gain, loss, deduction or credit for any item constituting an April 30 Balance Sheet Adjustment.

      (c) The second sentence of Section 5.9(e) of the Purchase Agreement is amended to read as follows:

      No election shall be made under Treasury Regulation Section
      1.1502-76(b)(2)(ii) (relating to ratable allocation of a year's items).

      1.11. Certain Matters. (a) The parties agree that the references to Carnegie Holdings, Inc. in Schedule 3.5, Schedule 3.7 and Schedule 3.23 of the Purchase Agreement are deleted.

      (b) The parties agree, with regard to Section 5.12 of the Purchase Agreement, that (i) the reference to footnote (4) in Schedule 5.12 following each of: (x) Non-Discretionary Trust Agreement dated as of June 1, 1999 between URG and the Chicago Trust Company ("CTC"), (y) 401(k) Incentive Savings Plan Custody Agreement dated as of December 10, 1997 between URG and CTC and (z) Value Plan Custody Agreement dated as of December 10, 1997 between URG and CTC, shall be replaced by a reference to footnote (1) of Schedule 5.12, (ii) the reference to footnote (3) in Schedule 5.12 following the description of the insurance coverages provided to URC Representatives Ltd. by Underwriters Re Services Limited shall be replaced by a reference to footnote (1) of Schedule
5.12 and (iii) solely for purposes of the items referred to in clauses (i) and
(ii) above of this Section 1.11(b) (collectively, the "Arrangements"), said footnote (1) of Schedule 5.12 shall be amended to read as follows: "(1) To continue after Closing in accordance with their terms until such time as the Purchaser determines to terminate such arrangements". The parties further agree that Schedule 5.12 is amended to add a reference to "Administrative Services Agreement effective as of May 1, 1999 by and between URG and CTC" followed by a reference to footnote (1). The Seller agrees to cooperate with the Purchaser to effect the termination of the Arrangements following the Closing.



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      (c)   The parties agree that the Maximum Parachute Payment shortfall set forth for Michael D. Price in Schedule 5.21 to the Purchase Agreement is changed from $1,200,000 to $1,000,000.

      (d) The Purchaser agrees that the requirement pursuant to Section 6.2 of the Purchase Agreement to obtain Consents to the assignment of certain contracts identified as having change of control provisions in Appendices B, E and H to
Schedule 3.19 is waived to the extent that such Consents have not been obtained prior to the date hereof.

      (e) The Seller agrees to indemnify the Purchaser, the Company and their successors, permitted assigns, directors, officers, employees and Affiliates from and against any and all Adverse Consequences or Liabilities arising out of, resulting from or under the Credit Agreement except for any such Adverse Consequences or Liabilities that relate to the following Letters of Credit issued by Mellon Bank, N.A. for the account of Underwriters Reinsurance Company:

      (i) Irrevocable Standby Letter of Credit No. S8663910, in a stated amount of USD129,465.00 for which the beneficiary is Trustees of Surplus Lines Trust Fund 839;

      (ii) Irrevocable Standby Letter of Credit No. S8663920, in a stated amount of USD966,567.00 for which the beneficiary is Trustees of Surplus Lines Trust Fund 839;

      (iii) Irrevocable Standby Letter of Credit No. S8663950, in a stated amount of USD246,823.50 for which the beneficiary is Cigna Reinsurance Co.; and

      (iv) Irrevocable Standby Letter of Credit No. S8670290, in a stated amount of USD2,094,294.00 for which the beneficiary is Markel Corporation.

      The obligations of the Seller under this Section 1.11(e) shall survive the Closing and shall be subject to the provisions of Section 8.4 of the Purchase Agreement.

      1.12. Superior National. (a) At the Closing, $10 million of the Estimated Purchase Price shall be retained by the Purchaser (the "Holdback") as security for possible losses in respect of collectibility of premium and reinsurance recoverables under the Quota Share Reinsurance Agreement between Underwriters Insurance Company ("UIC"), a wholly-owned subsidiary of the Company, as ceding company, and Superior National Insurance Company and its insurance affiliates, as reinsurers (the "Superior National Quota Share"). The Holdback shall be in addition to the Company's allowance (the "Superior Reserve") for collectibility of premiums ceded under the Superior National Quota Share and reinsurers obligations (as defined in the Superior National Quota Share) (collectively, "premium and additional security") and reinsurance recoverables (as defined in the Superior National Quota Share) at March 31, 2000. $4.3 million of the foregoing $10 million Holdback is designated as allowance for risk of collection of premiums on the subject business under the Quota Share Reinsurance Agreement and is



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hereinafter referred to as the "Premium Reserve Amount". $5.7 million of the foregoing $10 million Holdback is designated as allowance for reinsurance recoverables on the subject business and is hereinafter referred to as the "Underwriting Reserve Amount". The Holdback shall be disposed of as provided below in this Section 1.12.

      (b) Promptly after August 30, 2000, Purchaser shall pay to Seller an amount equal to the product of the Premium Reserve Amount multiplied by a fraction, the numerator of which is the aggregate amount of premiums and additional security billed and collected by UIC from April 16, 2000 through August 30, 2000 (and retained as of August 30, 2000) plus the amount of premiums relating to canceled policies attributable to the canceled portion of such policies, and the denominator of which is $26 million. The foregoing formula will be remeasured as of December 20, 2000 using as the numerator the aggregate amount of premiums collected from April 16, 2000 through December 20, 2000 (and retained as of December 20, 2000) in respect of premiums billed prior to August 30, 2000 and the aggregate amount of any additional security collected from April 16, 2000 through December 20, 2000 (and retained as of December 20, 2000) plus the amount of premiums relating to canceled policies attributable to the canceled portion of such policies and using as the denominator $26 million, and Purchaser shall make an additional payment no later than December 31, 2000 to Seller equal to the difference between the aggregate amount payable as so remeasured and the aggregate payments made pursuant to the measurement as of August 30, 2000. Purchaser shall not be required to make payments under this subparagraph (b) in an aggregate amount in excess of the Premium Reserve Amount.

      (c) On or before November 15, 2000, Seller shall prepare and deliver to Purchaser a calculation of the loss and loss adjustment expense ratio (the "September 30 Loss Ratio") based on the premiums earned through September 30, 2000 on subject business . The September 30 Loss Ratio shall be based upon a reserve study prepared by KPMG or other nationally recognized actuarial consultants selected by Seller and reasonably acceptable to Purchaser (the "Actuarial Consultants"). Purchaser shall be entitled to freely observe and review the reserve study, including the related workpapers, with full access to the Actuarial Consultants during the entirety of the study. The fees and expenses relating to the work performed by the Actuarial Consultants shall be shared equally by the Seller and the Purchaser.

      (d) During the preparation of the reserve study and the calculation of the September 30 Loss Ratio contemplated by subparagraph (c) above and during the period of any review or dispute contemplated by this Section 1.12, the Purchaser shall (i) provide the Seller, the Seller's authorized Representatives and the Actuarial Consultants with reasonable access to all relevant books, records, workpapers and Employees, and (ii) cooperate with the Seller, the Seller's authorized Representatives and the Actuarial Consultants, including the provision of all information necessary or useful in the preparation of the reserve study and the calculation of the September 30 Loss Ratio contemplated by subparagraph (c) above.



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

      (e) After receipt by Purchaser of the calculation of the September 30 Loss Ratio, the Purchaser shall have twenty (20) days to review such calculation and related reserve study. Unless the Purchaser delivers written notice to the Seller on or prior to the twentieth day after the Purchaser's receipt of the calculation of the September 30 Loss Ratio stating that the Purchaser objects to such calculation, and specifying the nature of such objections and the reasons therefor, the Purchaser shall be deemed to have accepted and agreed to the calculation of the September 30 Loss Ratio. If the Purchaser so notifies the Seller of that it objects to the calculation of the September 30 Loss Ratio, the parties shall, within the five (5) business days following such notice, attempt to agree upon the calculation of the September 30 Loss Ratio. If the parties are unable to agree during such five (5) business day period, the matter shall be shall be submitted to Arthur Andersen or to such other nationally recognized actuarial consultants as the Purchaser and the Seller shall agree (the "Neutral Actuarial Consultants"). Each party agrees to execute, if requested by the Neutral Actuarial Consultants, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Actuarial Consultants shall be shared equally by the Seller and the Purchaser. The Neutral Actuarial Consultants final determination of the September 30 Loss Ratio shall be set forth in a written statement delivered to the Seller and the Purchaser on or prior to January 31, 2001, and the Neutral Actuarial Consultant's determination of the September 30 Loss Ratio shall be final, binding and conclusive for purposes of determining what additional payments (if any) are to be made by Purchaser to Seller under this Section 1.12.

      (f) After final determination of the September 30 Loss Ratio, Purchaser shall pay to Seller an amount, not to exceed the Underwriting Reserve Amount, equal to the product of (x) the excess, if any, of (i) 115% over (ii) the September 30 Loss Ratio multiplied by (y) $38 million. To the extent that the September 30 Loss Ratio is greater than or equal to 115%, the Purchaser shall be entitled to retain the entire Underwriting Reserve Amount.

      (g)   Each time a payment is made by Purchaser to Seller pursuant to this
Section 1.12, such payment shall include payment of interest on the amount of such payment (x) in the case of payments in respect of the Premium Reserve Amount, at the six month treasury rate in effect on the Closing Date and (y) in the case of payments in respect of the Underwriting Reserve Amount, at the nine month treasury rate in effect on the Closing Date, in each case from May 10, 2000 through the date of payment.

      (h) Any of the Holdback not required to be paid to the Seller pursuant to Sections 1.12(b) or (f) shall be retained by the Purchaser.

      (i) For purposes of calculating the Adjusted April 30 Stockholder's Equity, the Superior Reserve shall be fixed at $1.75 million ($2.7 million pre-tax), the amount of the Superior Reserve at March 31, 2000, irrespective of the amount recorded in respect thereof on the Final April 30 Balance Sheet.



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                                   ARTICLE II.

                                  MISCELLANEOUS

      2.1. Entire Agreement; Waivers and Amendments. This Closing Agreement (together with the Purchase Agreement, the Schedules and Exhibits thereto and the documents and instruments referred to therein) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto. This Closing Agreement may be amended or modified, and the terms hereof may be waived, only by a writing signed by all parties hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

      2.2. Assignment; Binding Effect. This Closing Agreement may not be assigned or delegated, in whole or in part, by any party hereto without the prior written consent of the other party hereto, except that the Purchaser shall have the right at any time, without such consent, to assign, in whole or in part, its rights hereunder to any wholly owned Subsidiary of Swiss Reinsurance Company, provided that such assignment shall not relieve the Purchaser of any of its obligations hereunder. Subject to the foregoing, this Closing Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      2.3. Severability. If any provision of this Closing Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Closing Agreement, and the remainder of this Closing Agreement shall remain binding on the parties hereto. However, if any such provision shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law or Governmental Entities and shall continue to be fully enforceable as so modified.

      2.4. No Third-Party Beneficiaries. This Closing Agreement is for the benefit of the parties hereto and is not intended to confer upon any other Person any rights or remedies hereunder.

      2.5. Governing Law. This Closing Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

      2.6. Consent to Jurisdiction. Except as otherwise expressly provided in this Closing Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Closing Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in Manhattan, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 2.6 shall be deemed effective service of process on such party.

      2.7. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS CLOSING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      2.8. Interpretation. This Closing Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Closing Agreement, there shall be no presumption that the Closing Agreement was prepared by any one party or that the Closing Agreement shall be construed in favor of or against any one party.

      2.9. Reference to and Effect on the Purchase Agreement. Upon the effectiveness of this Closing Agreement, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Purchase Agreement giving effect to the modifications and amendments set forth in this Closing Agreement.

      2.10. Captions. The Article and Section headings in this Closing Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Closing Agreement.

      2.11. Counterparts. This Closing Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]



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



      IN WITNESS WHEREOF, each of the parties hereto has caused this Closing Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

                                SWISS RE AMERICA HOLDING CORPORATION

                                By:
                                   -------------------------------
                                      Name:
                                      Title:

                                ALLEGHANY CORPORATION

                                By:
                                   -------------------------------
                                      Name:
                                      Title: